AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          HELIX TECHNOLOGY CORPORATION

                         HELIX ACQUISITION CORPORATION,

                          GRANVILLE - PHILLIPS COMPANY

                                       and

                         CERTAIN PRINCIPAL STOCKHOLDERS
                         OF GRANVILLE - PHILLIPS COMPANY
                                  NAMED HEREIN



                          -----------------------------
                           Dated as of April 16, 1998
                          -----------------------------

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 - THE MERGER......................................................  1
         1.1        The Merger..............................................  1
         1.2        Effective Time..........................................  1
         1.3        Effects of the Merger...................................  1
         1.4        Articles of Incorporation and Bylaws....................  2
         1.5        Directors and Officers..................................  2
         1.6        Conversion of Stock.....................................  2
         1.7        Dissenting Shares.......................................  4
         1.8        Exchange of Certificates................................  4
         1.9        No Fractional Shares....................................  5
         1.10       Legends.................................................  5
         1.11       Escrow of Shares........................................  5
         1.12       No Liability............................................  6
         1.13       Closing of GPC Transfer Books...........................  6

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF GPC...........................  6
         2.1        Organization and Qualification..........................  6
         2.2        Authority to Execute and Perform Agreements.............  6
         2.3        Capitalization and Title to Shares......................  7
         2.4        Subsidiaries and Other Affiliates.......................  7
         2.5        Financial Statements....................................  7
         2.6        Absence of Undisclosed Liabilities......................  8
         2.7        No Material Adverse Change..............................  8
         2.8        Tax Matters.............................................  9
         2.9        Compliance with Laws.................................... 10
         2.10       No Breach............................................... 10
         2.11       Actions and Proceedings................................. 11
         2.12       Contracts and Other Agreements.......................... 11
         2.13       Bank Accounts and Powers of Attorney.................... 12
         2.14       Properties.............................................. 13
         2.15       Intangible Property..................................... 13
         2.16       Real Property........................................... 13
         2.17       Customers............................................... 15
         2.18       Accounts Receivable..................................... 15
         2.19       Inventory............................................... 15
         2.20       Employee Benefit Plans.................................. 15
         2.21       Employee Relations...................................... 16
         2.22       Employment Matters...................................... 16
         2.23       Employee Conflicts...................................... 16
         2.24       Transactions with Management............................ 17
         2.25       Insurance............................................... 17
         2.26       Brokerage............................................... 17
         2.27       Environmental Matters................................... 17
         2.28       Year 2000 Compliance.................................... 18
         2.29       Disclosure.............................................. 18

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS.... 19
         3.1        Authority to Execute and Perform Agreements............. 19
         3.2        No Breach............................................... 19
         3.3        Title to Shares......................................... 19
         3.4        Accuracy of GPC Representations and Warranties.......... 19

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
HELIX AND ACQUISITION....................................................... 20
         4.1        Organization............................................ 20
         4.2        Authority to Execute and Perform Agreement.............. 20
         4.3        Capitalization.......................................... 20
         4.4        SEC Reports............................................. 20
         4.5        Financial Statements.................................... 21
         4.6        No Material Adverse Change.............................. 21
         4.7        Actions and Proceedings................................. 21
         4.8        No Breach............................................... 21

SECTION 5 - COVENANTS AND AGREEMENTS........................................ 22
         5.1        Conduct of Business..................................... 22
         5.2        Corporate Examinations and Investigations............... 23
         5.3        Taxes................................................... 24
         5.4        Expenses................................................ 24
         5.5        Authorization from Others............................... 24
         5.6        Consummation of Agreement............................... 24
         5.7        Public Announcements and Confidentiality................ 24
         5.8        No Solicitation......................................... 25
         5.9        Filings Under HSR Act................................... 25
         5.10       Stockholder Letter...................................... 25
         5.11       Voting of GPC Stock..................................... 25
         5.12       Noncompetition Agreements............................... 25
         5.13       Patent and Confidential Information Agreements.......... 26
         5.14       Incentive Plans Termination and Release................. 26
         5.15       Helix SEC Filings....................................... 26
         5.16       Publishing of Combined Financial Results................ 26
         5.17       Form S-3 Registration................................... 26
         5.18       Disclosure Statements................................... 26
         5.19       Further Assurances...................................... 27

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF EACH PARTY TO CONSUMMATE THE MERGER...................................... 27
         6.1        Approvals............................................... 27
         6.2        HSR Act................................................. 27
         6.3        Absence of Order........................................ 27

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
HELIX AND ACQUISITION TO CONSUMMATE THE MERGER.............................. 27
         7.1        Representations, Warranties and Covenants............... 27
         7.2        Opinion of Counsel to GPC............................... 27
         7.3        Merger Documents........................................ 27
         7.4        Dissenting Shares....................................... 27
         7.5        Tax Opinion............................................. 28
         7.6        Pooling of Interest Opinions............................ 28
         7.7        Title Insurance......................................... 28
         7.8        Escrow Agreement........................................ 28
         7.9        Stockholder Letters..................................... 28
         7.10       Noncompetition Agreements............................... 28
         7.11       Patent and Confidential Information Agreements.......... 28
         7.12       Incentive Plans Termination and Release................. 28
         7.13       Officer's Certificate................................... 29
         7.14       Secretary's Certificate................................. 29
         7.15       Additional Items........................................ 29

SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
GPC AND THE PRINCIPAL STOCKHOLDERS TO CONSUMMATE THE MERGER................. 29
         8.1        Representations, Warranties and Covenants............... 29
         8.2        Officer's Certificate................................... 29
         8.3        Opinion of Counsel to Helix............................. 29
         8.4        Tax Opinion............................................. 29
         8.5        Registration Rights Agreement........................... 30

SECTION 9 - TERMINATION, AMENDMENT AND WAIVER............................... 30
         9.1        Termination............................................. 30
         9.2        Effect of Termination................................... 31
         9.3        Amendment............................................... 31
         9.4        Waiver.................................................. 31

SECTION 10 - INDEMNIFICATION................................................ 31
         10.1       Survival................................................ 31
         10.2       Obligation of GPC and the Stockholders to Indemnify..... 32
         10.3       Obligation of Helix and Acquisition to Indemnify........ 32
         10.4       Limitations on Indemnification.......................... 32
         10.5       Notice and Defense of Claims............................ 33

SECTION 11 - MISCELLANEOUS.................................................. 34
         11.1       Notices................................................. 34
         11.2       Entire Agreement........................................ 35
         11.3       Governing Law........................................... 35
         11.4       Binding Effect; No Assignment........................... 35
         11.5       Variations in Pronouns.................................. 35
         11.6       Counterparts............................................ 35
         11.7       Disclosure Schedules.................................... 35
         11.8       Arbitration............................................. 35

                                      ANNEX

Annex A              --    Amended and Restated Articles of Incorporation of
                           Granville-Phillips
Company

                                    EXHIBITS

Exhibit A            --    Form of Escrow Agreement
Exhibit B            --    Form of Stockholder Letter
Exhibit C            --    Form of Stockholder Voting Agreement
Exhibit D            --    Form of Irrevocable Proxy
Exhibit E-1          --    Form of Non-Disclosure, Non-Competition and
                           Developments Agreement
Exhibit E2           --    Form of Non-Disclosure, Non-Competition and
                           Developments Agreement
Exhibit F            --    Form of Patent and Confidential Information Agreement
Exhibit G            --    Form of Registration Rights Agreement

                                    SCHEDULES

Schedule 1.6(d)      --   Shares Deemed Outstanding
Schedule 2.3         --   Capitalization and Title to Shares
Schedule 2.9         --   Compliance with Laws
Schedule 2.12        --   Contracts and Other Agreements
Schedule 2.13        --   Bank Accounts and Powers of Attorney
Schedule 2.16        --   Real Property
Schedule 2.17        --   Customers
Schedule 2.20        --   Employee Benefit Plans
Schedule 2.21        --   Employee Relations
Schedule 2.25        --   Insurance
Schedule 5.11        --   Individuals Executing Stockholder Voting Agreements
                          and Irrevocable Proxies
Schedule 5.12        --   Stockholders Executing Stockholder Noncompetition
                          Agreements and Employee Noncompetition Agreements
Schedule 5.13        --   Patent and Confidential Information Agreements

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER dated as of April 16, 1998 (this "Agreement") is among Helix Technology Corporation ("Helix"), a Delaware corporation; Helix Acquisition Corporation ("Acquisition"), a Washington corporation and wholly-owned subsidiary of Helix; Granville-Phillips Company ("GPC"), a Washington corporation; and the stockholders of GPC identified on the signature pages hereto (the "Principal Stockholders"). The parties wish to effect the acquisition of GPC by Helix through a merger of Acquisition into GPC on the terms and conditions hereof. This Agreement is intended to be a "plan of reorganization" within the meaning of ss.368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:


                             SECTION 1 - THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Washington Business Corporation Act of the State of Washington (the "WBCA"), Acquisition shall be merged with and into GPC (the "Merger"). The Merger shall occur at the Effective Time (as defined herein). Following the Merger, GPC shall continue as the surviving corporation (the "Surviving Corporation") and be a wholly-owned subsidiary of Helix, and the separate corporate existence of Acquisition shall cease.

         1.2 Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause a certificate of merger (the "Merger Certificate") to be filed and recorded in Washington in accordance with Section 23B.11.050 of the WBCA and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Certificate is filed with the Secretary of State of Washington in accordance with the WBCA or at such later time as is specified in the Merger Certificate (the "Effective Time"). Immediately prior to the filing of the Merger Certificate, a closing (the "Closing") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108, (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The Closing shall take place within three business days after the last occurrence of: (a) the day the Merger is approved by the stockholders of GPC; or (b) the date of expiration or termination of any waiting period or extension thereof applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); or such other date as the parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

         1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 23B.11.060 of the WBCA.

         1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation of GPC in effect immediately prior to the Effective Time shall be amended and restated as set forth in Annex A attached hereto immediately after the Effective Time and the Bylaws of Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately after the Effective Time.

         1.5 Directors and Officers. The directors and officers of Acquisition immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The Surviving Corporation may designate such other officers as it determines.

         1.6      Conversion of Stock.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Helix, Acquisition or GPC:

                           (i) All shares of GPC Series A Common  Stock,  no par
value, and Series B Common Stock, no par value (collectively, the "GPC Stock") outstanding or deemed outstanding immediately prior to the Effective Time, other than (A) shares held by GPC as treasury stock and (B) Dissenting Shares (as defined in Section 1.7), shall be converted into and become the right to receive, in the aggregate, that number of shares (rounded down and subject to the payment of cash for fractional shares as provided in Section 1.9) of common stock, $1.00 par value, of Helix ("Helix Common Stock") determined pursuant to
Section 1.6(b) (such shares of Helix Common Stock are referred to hereinafter as the "Merger Consideration"). The Merger Consideration shall be reduced by the consideration that would otherwise be allocable pursuant to Section 1.6(c) to all Dissenting Shares if the holders thereof had not properly exercised rights under Chapter 23B.13 of the WBCA. Shares of GPC Stock deemed outstanding shall include all shares of GPC Stock issuable pursuant to any options, warrants, rights, calls, convertible securities, commitments, agreements or other arrangements of any character to which GPC is a party or by which it is bound.

                           (ii) All  shares of GPC Stock  held at the  Effective
Time by GPC as treasury stock shall be canceled and no payment shall be made with respect thereto.

                           (iii)  All  Dissenting  Shares  shall be  handled  in
accordance  with  Section 1.7.

                           (iv)  Each share of common   stock  of   Acquisition,
$.01 par value, outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

                  (b) The number of shares of Helix Common Stock constituting the Merger Consideration shall be two million five hundred thousand (2,500,000) shares, less the Closing Balance Sheet Adjustment (referred to below) and less the number of shares of Helix Common Stock resulting from the Incentive Plan Adjustment (referred to below):

                           (i) The amount, if any, by which the net worth of GPC
immediately prior to the Effective Time is less than $10,648,547 shall constitute an adjustment to the Merger Consideration, such adjustment to be effected by withdrawing from the escrow established under Section 1.11 that number of shares of Helix Common Stock (valued at $20.00 per share, the "Market Value") equal in value to such difference (the "Closing Balance Sheet
Adjustment"). For purposes of this determination, the net worth of GPC immediately prior to the Effective Time shall mean the total assets of GPC less its total liabilities (including without limitation the accrual of all distributions on or before the Closing for tax payments (including all taxes due on the earnings realized through the Closing) and all expenses of the transaction and any severance or change of control payments payable as a result of the Merger) as shown on a balance sheet of GPC as of such time (the "Closing Balance Sheet") prepared in accordance with GAAP applied in a consistent manner and in the ordinary course of business as per the prior GPC Financial Statements, with no acceleration of revenue or delay of expenses, as such terms are defined in Section 2.5. GPC shall prepare and furnish the Closing Balance Sheet to Helix within five business days after the Closing Date, which shall become final and binding 20 business days after receipt by Helix unless Helix delivers its written objection to the Shareholder Representative under the Escrow Agreement, in the form attached hereto as Exhibit A, within such period. Helix and the Shareholder Representative shall attempt in good faith to resolve any such objection. Any objection not so resolved within ten days shall be resolved by a nationally recognized firm of independent public accountants (which has not been engaged to serve Helix or GPC within the prior year) selected by Helix in good faith. The fees and expenses of such firm shall be paid by Helix, and the determination of such firm shall be final and binding.

                           (ii)  Immediately  following  the  execution  of this
Agreement, Helix and GPC shall retain a third party independent compensation consultant mutually acceptable to them to calculate the equivalent value, expressed in shares of GPC vested stock, of the outstanding shares of unvested GPC Stock issued under GPC's Management and Key Employee Incentive Plans (the "Incentive Plans"). The consultant shall provide Helix and GPC with its calculation as soon as reasonably practicable. In determining the number of vested shares of equivalent value, the consultant shall consider among other relevant value criteria: the risk associated with not achieving the hurdles established for each Incentive Plan and the extent to which such hurdles for 1998 and 1999 have already been met; the probability of the participants in the Incentive Plans leaving GPC's employment prior to their shares vesting; the value of earlier vesting; and the fact that the shares of different participants would become vested at different times. Subject to the consent of each participant in the Incentive Plans, the exchange of all unvested shares under his or her Incentive Plan for vested shares of equivalent value shall be deemed to occur immediately prior to the Effective Time at which time his or her Incentive Plan shall terminate. The difference between the aggregate number of unvested shares exchanged and the aggregate number of vested shares received shall be referred to herein as the "Incentive Plan Adjustment."

                  (c) The Merger Consideration shall be allocated among the holders of shares of GPC Stock outstanding immediately prior to the Effective Time by multiplying the number of shares of GPC Stock held by each such holder by the Conversion Ratio.

                  (d) The "Conversion Ratio" shall be determined in two steps by first determining the quotient obtained by dividing (i) the two million five hundred thousand (2,500,000) shares of Helix Common Stock less the Closing Balance Sheet Adjustment by (ii) the number of shares of GPC Stock outstanding and deemed outstanding (listed on Schedule 1.6(d)), including all shares of GPC Stock outstanding under the Incentive Plans prior to the Incentive Plan Adjustment. This quotient shall then be multiplied times the Incentive Plan Adjustment in order to determine the number of shares of Helix Common Stock to be subtracted from said Two Million Five Hundred Thousand (2,500,000) shares of Helix Common Stock in the calculation of the "Conversion Ratio". The "Conversion Ratio" shall, therefore, mean the quotient obtained by dividing (i) the two million five hundred thousand (2,500,000) shares of Helix Common Stock less both the Closing Balance Sheet Adjustment and less the number of shares of Helix Common Stock resulting from the Incentive Plan Adjustment calculated as provided in the preceding two sentences by (ii) the number of shares of GPC Stock outstanding and deemed outstanding (listed on Schedule 1.6(d)), less the Incentive Plan Adjustment.

         1.7      Dissenting Shares.

                  (a) Shares of capital stock of GPC held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Chapter 23B.13 of the WBCA (collectively, the "Dissenting Shares") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of GPC or the Surviving Corporation, except those provided under the WBCA.

                  (b) GPC (i) shall give Helix prompt notice of any written demands under Chapter 23B.13 of the WBCA with respect to any shares of capital stock of GPC, any withdrawal of any such demands and any other instruments served pursuant to the WBCA and received by GPC and (ii) hereby grants to Helix the right to participate in all negotiations and proceedings with respect to any demands under Chapter 23B.13 with respect to any shares of capital stock of GPC. GPC shall cooperate with Helix concerning, and shall not, except with the prior written consent of Helix, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

         1.8 Exchange of Certificates. Helix shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Helix shall cause the Exchange Agent to mail to all former holders of record of GPC Stock instructions for surrendering their certificates representing GPC Stock in exchange for a certificate or certificates representing shares of Helix Common Stock. Provided that the holder of GPC Stock has executed a Stockholder Letter (as defined below), upon surrender of a GPC Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Helix, the holder of such certificate shall be entitled to receive in exchange therefor (subject to the escrow deposit required by Section 1.11) a certificate representing that number of whole shares of Helix Common Stock into which the shares of GPC Stock theretofore represented by the certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section 1.8, each GPC Stock certificate (other than each certificate for shares to be canceled in accordance with Section 1.6(a)(ii) and each certificate for Dissenting Shares, if any) shall represent for all purposes shares of Helix Common Stock. Helix Common Stock into which GPC Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any Helix Common Stock certificates are to be issued in a name other than that in which GPC Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Helix Common Stock in such different name unless such person can establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Signatures on each letter of transmittal effecting a transfer shall be guaranteed.

         1.9 No Fractional Shares. No certificates representing fractional shares of Helix Common Stock shall be issued, either for delivery to the holder or to escrow. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of GPC Stock who would otherwise have been entitled to a fractional share of Helix Common Stock, will receive an amount in cash (without interest) determined by multiplying the applicable fraction by the Market Value of one share of Helix Common Stock.

         1.10 Legends. The shares of Helix Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A STOCKHOLDER LETTER AGREEMENT WITH THE CORPORATION, A COPY OF WHICH CAN BE OBTAINED FROM THE CORPORATION AT ITS EXECUTIVE OFFICES.

         1.11 Escrow of Shares. At the Effective Time, Helix shall deposit two hundred twenty-five thousand (225,000) shares of the Merger Consideration with an escrow agent reasonably satisfactory to GPC to be held and disbursed by such agent in accordance with the form of escrow agreement attached hereto as Exhibit A (the "Escrow Agreement"). Shares held under the Escrow Agreement shall be deducted pro rata from the shares allocable to each stockholder of GPC.

         1.12 No Liability. Notwithstanding any other provision of this Agreement, neither the Exchange Agent, Helix or the Surviving Corporation shall be liable for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.13 Closing of GPC Transfer Books. At the Effective Time, the stock transfer books of GPC shall be closed and no transfer of GPC Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of GPC Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Helix Common Stock.

                SECTION 2 - REPRESENTATIONS AND WARRANTIES OF GPC

         Except as set forth on the disclosure schedule delivered to Helix on the date hereof (the "GPC Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, GPC represents and warrants to Helix and Acquisition as set forth below:

         2.1      Organization and Qualification.

                  (a) GPC is a corporation duly organized, validly existing and in good standing under the laws of Washington with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. GPC is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a Material Adverse Effect on the assets, properties, business, prospects, results of operations or financial condition of GPC ("Material Adverse Effect").

                  (b) GPC has previously provided to Helix true and complete copies of the charter and bylaws of GPC as presently in effect, and GPC is not in default in any material respect in the performance, observation or fulfillment of its charter or bylaws or other governing instruments. The minute books of GPC contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders since the time of GPC's incorporation and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meetings. The stock books of GPC are true and complete.

         2.2 Authority to Execute and Perform Agreements. GPC has the corporate power and authority to enter into, execute and deliver this Agreement and, subject to the approval of this Agreement by GPC's stockholders, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GPC. No action on the part of GPC other than approval by the stockholders of GPC is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by GPC and, subject to the foregoing, constitutes a valid and binding obligation of GPC, enforceable in accordance with its terms.

         2.3      Capitalization and Title to Shares.

                  (a) GPC is authorized to issue 1,000,000 shares of Common Stock, no par value, divided into two series: (i) Series A Common Stock, no par value, of which 250,000 shares are authorized and 110,689 shares are issued and outstanding and (ii) Series B Common Stock, no par value, of which 750,000 shares are authorized and 664,134 shares are issued and outstanding. Such shares are owned of record by the persons and in the amounts set forth on the GPC Disclosure Schedule. No other class of capital stock of GPC is authorized or outstanding. All of the issued and outstanding shares of GPC's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. None of the issued and outstanding shares of GPC have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                  (b) GPC has no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from GPC any shares of the capital stock or any other security of GPC, or any outstanding securities of any kind convertible into or exchangeable for such securities. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of GPC to which GPC is a party.

                  (c) GPC does not own beneficially any shares of capital stock of Helix.

         2.4      Subsidiaries and Other Affiliates.

                  (a) GPC has no Subsidiaries. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which GPC or any Subsidiary owns, directly or indirectly, 50% percent or more of such entities, stock or other equity interests.

                  (b) GPC does not directly or indirectly own or have any investment in the capital stock or other equity interest of, and is not a party to a partnership or joint venture with, any other person.

         2.5 Financial Statements. GPC has previously delivered to Helix the audited financial statements of GPC for the year ended December 31, 1997 (the "Audited Financial Statements") and for the two preceding years (including the footnotes thereto, balance sheets, related statements of operations and cash flows for the periods then ended). All of such financial statements referred to in this section are collectively referred to herein as the "GPC Financial Statements." GPC Financial Statements are true and correct in all material respects, and have been prepared from, and are in accordance with, the books and records of GPC and present fairly the financial position and the results of operations of GPC as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved.

         2.6 Absence of Undisclosed Liabilities. As of December 31, 1997, GPC had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the December 31, 1997 balance sheet (the "Audited Balance Sheet") included in the Audited Financial Statements that were not adequately reflected or reserved against on such balance sheet. GPC has no such liabilities other than liabilities (i) adequately reflected or reserved against on the Audited Balance Sheet included in the Audited Financial Statements, (ii) incurred since December 31, 1997 in the ordinary course of business, (iii) disclosed in this Agreement or the GPC Disclosure Schedule or (iv) that could not, in the aggregate, have a Material Adverse Effect on the Business of GPC.

         2.7 No Material Adverse Change. Except for changes in the general business of GPC that are public knowledge or as set forth on the GPC Disclosure Schedule, since December 31, 1997, there has not been:

                  (a) any event or circumstance having a Material Adverse Effect with respect to GPC or any material adverse change in the business of GPC;

                  (b) any transaction, commitment, contract or agreement entered into by GPC or any relinquishment by GPC of any contract or other right having a value of or involving aggregate payments in excess of $50,000;

                  (c) any redemption or other acquisition of any capital stock of GPC or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of GPC (except as provided in Section 5.3);

                  (d) any increase in compensation, bonus or other benefits payable or to become payable by GPC to any of its directors, officers or employees, other than regularly scheduled increases in the ordinary course of business;

                  (e) any entering into or granting by GPC of any new employment agreement providing for annual compensation over $50,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement providing for annual compensation over $50,000 and any grant of any severance or termination rights to any director, officer or employee of GPC or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

                  (f) any change in any accounting method or practice followed by GPC;

                  (g) any making by GPC of any loan or advance to any stockholder, officer, director or consultant or any affiliate or associate of any of the foregoing (other than expense advances made in the ordinary course of business), or any other loan or advance otherwise than in the ordinary course of business;

                  (h) except for inventory or equipment acquired in the ordinary course of business, any acquisition by GPC of all or any part of the assets, properties, capital stock or business of any other person;

                  (i) any destruction of, damage to or loss of any assets material to the Business of GPC (whether or not covered by insurance);

                  (j) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (k)      any litigation commenced by or against GPC;

                  (l) except in the ordinary course of business, any sale, abandonment or any other disposition of any of GPC's assets or properties; or

                  (m) any commitment, understanding or agreement by GPC or any of its directors, officers or employees to do any of the things described in the preceding clauses (a) through (l).

         2.8      Tax Matters

                  (a) Except as set forth on the GPC Disclosure Schedule, GPC has filed all tax reports and returns required to be filed by it and paid or will timely pay all taxes and other charges shown as due on such reports and returns. GPC is not delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the Audited Financial Statements is adequate for payment of any and all tax liabilities for periods ending on or before December 31, 1997 and there are no tax liens on any assets of GPC except liens for current taxes not yet due.

                  (b) Except as set forth on the GPC Disclosure Schedule, there has not been any audit of any tax return filed by GPC and no audit of any such tax return is in progress and GPC has not been notified by any tax authority that any such audit is contemplated or pending. GPC knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and GPC knows of no grounds for any such assessment. Except as set forth on the GPC Disclosure Schedule, no extension of time with respect to any date on which a tax return was or is to be filed by GPC is in force, and no waiver or agreement by GPC is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

                  (c) GPC has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (d) At all times since April 1, 1994, GPC has been an S corporation within the meaning of Section 1361(a)(1) of the Code and has used the calendar year as it taxable year. Except as set forth on the GPC Disclosure Schedule, GPC did not conduct any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax, except that GPC is subject to taxation under the Colorado state franchise tax laws. GPC has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or an S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. GPC and its stockholders have not taken any action which will result in the (i) termination or revocation prior to the Closing of GPC's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or (ii) the imposition of a tax on GPC under the provisions of Section 1374 of the Code. GPC is not a party to any agreement or arrangement with its stockholders to make distributions to its stockholder to pay any tax imposed on the stockholders, except as provided in Section 5.3.

         2.9      Compliance with Laws.

                  (a) Except for those which the failure to have would not have a Material Adverse Effect, GPC has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body relating to the conduct of its business (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of GPC, threatened to revoke or limit any Permit. The GPC Disclosure Schedule contains a true and complete list of all Permits.

                  (b) GPC is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body. Since its organization, GPC has not received notice of, and there has not been any citation, fine or penalty imposed against GPC for, any such violation or alleged violation.

         2.10 No Breach. Except for (a) the filing of a premerger notification form pursuant to the HSR Act and (b) the filing of the Merger Certificate with the State of Washington, the execution, delivery and performance of this Agreement by GPC and the consummation by GPC of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or Bylaws of GPC; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which GPC is a party or to which it or its assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to GPC or by which any of GPC's assets, properties or securities is bound; (iv) violate any Permit; (v) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body; or (vi) result in the creation of any lien or other encumbrance on the assets, properties or securities of GPC.

         2.11 Actions and Proceedings. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against GPC or any of its securities, assets or properties or to the knowledge of GPC any of its officers, directors, stockholders or key employees. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of GPC, threatened against GPC or any of its officers, directors, stockholders or key employees. To the knowledge of GPC, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any such action, suit, claim, proceeding or investigation.

         2.12 Contracts and Other Agreements. The GPC Disclosure Schedule sets forth a list of the following contracts and other agreements to which GPC is a party or by or to which it or any of its assets or properties are bound or subject:

                  (a) any agreement or series of related agreements requiring aggregate payments by or to GPC of more than $50,000;

                  (b) any agreement with or for the benefit of any current or former officer, director, shareholder, employee or consultant of GPC;

                  (c) any  agreement  with  any   labor   union  or  association
representing any employee of GPC;

                  (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate GPC to purchase all or substantially all of its requirements of a particular product or service from a supplier, or for periodic minimum purchases of a particular product or service from a supplier;

                  (e) other than in the ordinary course of business, any agreement for the sale of any of the assets or properties of GPC or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

                  (f)      any partnership or joint venture agreement;

                  (g) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

                  (h) any agreement containing covenants of GPC not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with GPC or in any line of business of GPC;

                  (i) any agreement granting or restricting the right of GPC to use any Proprietary Right;

                  (j) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                  (k)      any distribution or sales representative agreement;

                  (l)      any agreement appointing any agent of GPC;

                  (m) any agreement with any holder of securities of GPC as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

                  (n) any agreement obligating GPC to deliver services or product enhancements or containing a "most favored nation" pricing clause;

                  (o) any agreement relating to the acquisition by GPC of any operating business or the capital stock of any other person;

                  (p) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

                  (q) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

                  (r) any lease, sublease or other agreement under which GPC is lessor or lessee of any real property or equipment or other tangible property;

                  (s) any agreement with a change of control provision or otherwise requiring any consent with respect to the Merger; and

                  (t) any other material agreement whether or not made in the ordinary course of business.

True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on the GPC
Disclosure Schedule have been furnished to Helix. Each of such contracts is valid, subsisting, in full force and effect, binding upon GPC, and to the best knowledge of GPC, binding upon the other parties thereto in accordance with their terms, and GPC is not in default under any of them, nor, to the best knowledge of GPC, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

         2.13 Bank Accounts and Powers of Attorney. The GPC Disclosure Schedule identifies all bank and brokerage accounts of GPC, whether or not such accounts are held in the name of GPC, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from GPC and a summary of the terms thereof.

         2.14 Properties. GPC owns and has good title to all of its assets and properties reflected as owned on the Audited Balance Sheet, free and clear of any lien, claim or other encumbrance, except for (A) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since December 31, 1997, (B) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, and (C) liens for taxes not yet delinquent.

         2.15     Intangible Property.

                  The GPC Disclosure Schedule sets forth all of the patents, trademarks, service marks, trade names, franchises, copyrights and inventions, the location of all information regarding the registration of any of the foregoing or applications therefor, and all permits, grants and licenses or other rights relating to any of the foregoing (collectively, the "Proprietary Rights") that are material to the business of GPC. Except as set forth on the GPC Disclosure Schedule, GPC has exclusive ownership of all Proprietary Rights used in its business as presently conducted or to be used in its business as it is contemplated to be conducted. Except as set forth on the GPC Disclosure Schedule, GPC has not received any notices of infringement by it of any Proprietary Rights of others. Except as set forth in on the GPC Disclosure Schedule, to the best knowledge of GPC, none of the present activities, or contemplated activities under planning or development, of GPC, or its products or assets infringe on any Proprietary Rights of others; and GPC is not aware of any infringement or violation by others of the Proprietary Rights of GPC. Except as set forth on the GPC Disclosure Schedule, GPC has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, procedures, processes, computer software, and other information required for or incident to GPC's services or its business as presently conducted or contemplated to be conducted. GPC's policies and procedures designed to establish and preserve its ownership of its Proprietary Rights are described on the GPC Disclosure Schedule. In particular, without limitation of the foregoing, GPC has (a) affixed appropriate copyright notices to all copies of any original written material prepared by it and distributed to the public; and (b) disclosed or made available any confidential information relating to patents, trade secrets, inventions, know-how and related Proprietary Rights only to (i) employees or consultants of GPC who required such disclosure or access for the business purposes of GPC and who have executed written confidentiality agreements governing their use of confidential information and (ii) as set forth on the GPC Disclosure Schedule. GPC is not aware of any violation of the confidentiality of its Proprietary Rights. To the best knowledge of GPC, GPC is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of GPC. To the best knowledge of GPC, none of the activities of any employees of GPC on behalf of GPC violates any agreements or arrangements which any such employees have with former employers currently in effect.

         2.16     Real Property.

                  (a) The GPC Disclosure Schedule sets forth a complete list of all real property owned by GPC (individually, an "Owned Property" and collectively, the "Owned Properties"). GPC has good and clear record and marketable fee title to the Owned Properties, free and clear of all mortgages, liens, security interests, easements, restrictive covenants, rights-of-way and other encumbrances ("Encumbrances") other than (i) liens that are disclosed on GPCs Disclosure Schedule; (ii) liens for taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent; (iii) (A) platting, subdivision, zoning, building and other similar legal requirements,
(B) easements, restrictive covenants, rights-of-way, encroachments and other similar encumbrances, which are of record, (C) reservations of coal, oil, gas, minerals and mineral interests, which are of record, (the Encumbrances described in clauses (i) through (iii) above are hereinafter referred to collectively as "Permitted Liens"). Without limiting the generality of the foregoing, as evidenced by the owner's title insurance policies identified in GPCs Disclosure Schedule, GPC holds fee simple title to each Owned Property subject only to the matters set forth in such title policies, which matters are set forth on GPCs Disclosure Schedule. GPC shall cause title to the Owned Properties to be updated from the effective dates of such title insurance policies to the Closing Date showing title to the Owned Properties complies with the requirements of this
Section 2.16(a) and Section 7.7.

                  (b) Each of the Owned Properties and the structures and improvements thereon have been maintained, operated and used in accordance in all material respects with all laws, by-laws, ordinances, rules, restrictions, regulations, orders or codes of all governmental authorities, and all covenants, conditions and restrictions, public or private, which materially affect each of the Owned Properties or any part thereof or the business or activity conducted thereon ("laws and regulations"). All construction on, improvements to, and alterations of each of the Owned Properties complies with, and each and every part of the Owned Properties has been maintained and used in accordance with, all laws and regulations.

                  (c) The GPC Disclosure Schedule sets forth a complete list of all real property leased by GPC (individually, a "Leased Property" and, collectively, the "Leased Properties"). GPC has valid, good and marketable leasehold interest in the Leased Properties, in each case free and clear of all Encumbrances, except for Permitted Liens and Encumbrances on the fee interest of the Leased Properties which do not constitute indebtedness of GPC. To the best of GPC's knowledge, none of the easements, restrictions or other matters of record to which such Leased Property is subject prevent or unreasonably or materially interfere with the use of such Leased Property for the conduct of the business thereon as heretofore conducted by GPC. GPCs Disclosure Schedule hereto identifies the parties to and dates of the lease for each material Leased Property and all addenda, amendments and attachments thereto (each, a "Real Property Lease"); except as set forth in GPCs Disclosure Schedule, such Real Property Lease has not been otherwise amended, modified or supplemented by any written or oral agreement or understanding. Except as set forth on GPCs Disclosure Schedule, the Merger as contemplated by this Agreement is either permitted as of right under each Real Property Lease or otherwise does not require the consent of the landlord under such Real Property Lease; with respect to each material Real Property Lease for which the landlord's consent is required, GPC shall obtain such consent prior to the Closing. GPC has accepted possession of each Leased Property and occupies such leased premises in connection with the conduct of the business. Each Real Property Lease affords GPC peaceful and undisturbed possession of the leased premises thereunder. The landlord under each Real Property Lease has performed, to the satisfaction of GPC all of the landlord's obligations under such Real Property Lease, and all fixtures, equipment, improvements and other components of the leased premises are in good working order and condition so as to be adequate for the conduct of GPC's business. GPC shall cause the landlord for each Leased Property to deliver to GPC as of the Closing Date an estoppel certificate that confirms the accuracy of the foregoing representations.

                  (d) To GPC's knowledge, there are no eminent domain proceedings pending or threatened against any Owned Property or Leased Property (the Owned Properties and the Leased Properties are herein referred to collectively as the "Real Property").

         2.17 Customers. The GPC Disclosure Schedule sets forth the 25 customers who accounted for the largest sales of GPC during 1997 (the "Customers"). Except as set forth on the GPC Disclosure Schedule, the relationships of GPC with the Customers are good commercial working relationships. Except as set forth on the GPC Disclosure Schedule, no Customer has canceled or otherwise terminated its relationship with GPC or has decreased materially its usage or purchase of the services of GPC. Except as set forth on the GPC Disclosure Schedule, GPC does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with GPC or to decrease materially or limit its usage or purchase of the services or products of GPC.

         2.18 Accounts Receivable. Subject to the allowances with respect to accounts receivable set forth on the Closing Balance Sheet, all accounts receivable reflected on such balance sheet have arisen in the ordinary course of business of GPC, represent valid and enforceable obligations due to GPC and have been and are subject to no set-off, counterclaim or future performance obligation on the part of GPC.

         2.19 Inventory. The inventory of GPC is and at the Effective Time will be in good and merchantable condition and saleable or useable in the manufacture of saleable finished goods in the ordinary course of business, except for obsolete or below standard items written off or reserved against in accordance with GPC's past practices.

         2.20 Employee Benefit Plans. The GPC Disclosure Schedule sets forth a complete list of all stock options, restricted stock, phantom stock, pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, incentive, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans") maintained by GPC or its Subsidiaries. GPC does not maintain or contribute to any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and GPC has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan maintained by GPC which is intended to be qualified under either Section 401(a) or 501(c)(9) of the Code ("Qualified Plans") is so qualified. Each Plan has been administered in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and nothing has been done or omitted to be done with respect to any Plan that would result in any liability on the part of GPC or a Subsidiary under Title I of ERISA or Section 4975 of the Code. All reports required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed except where the failure to so file would not have a Material Adverse Effect. No "reportable event" as defined at Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any pension plan subject to Title IV of ERISA. With respect to all pension plans subject to Title IV of ERISA, such plans have no unfunded benefit liabilities, all contributions to such plans under the minimum funding requirements of
Section 412 of the Code have been made and all premium payments to the Pension Benefit Guaranty Corporation with respect to such plans have been made. All claims for welfare benefits incurred by employees on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any welfare plan providing benefits after termination of employment.

         2.21 Employee Relations. GPC has approximately 90 full-time equivalent employees and generally enjoys good employer-employee relations. GPC is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in the GPC Disclosure Schedule, upon termination of the employment of any employees, neither GPC nor Helix or the Surviving Corporation will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with GPC's normal policies). True and complete information as to all current directors, officers, employees or consultants of GPC, including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to Helix.

         2.22 Employment Matters. GPC is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees. No work stoppage or labor strike against GPC is pending or, to the knowledge of GPC, threatened. GPC is not involved in or, to the knowledge of GPC, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. GPC has not engaged in any unfair labor practices within the meaning of the National Labor Relationship Act. GPC is not presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by GPC or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

         2.23  Employee  Conflicts.  Except as set  forth on the GPC  Disclosure
Schedule, to GPC's knowledge, no employee or consultant of GPC (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee or consultant to be employed by GPC because of the nature of the business conducted or presently proposed to be conducted by GPC or to the use of trade secrets or proprietary information of others or (ii) has given notice to GPC nor is GPC otherwise aware, that any such employee or consultant intends to terminate his or her employment with GPC.

         2.24 Transactions with Management. Except as set forth on the GPC Disclosure Schedule, no officer or director of GPC has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) to the knowledge of GPC, any interest in (i) any property or assets of GPC (except as a shareholder), (ii) any current competitor, customer or supplier of GPC, or (iii) any person which is currently a party to any material contract or agreement with GPC.

         2.25 Insurance. The GPC Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of GPC. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by GPC, as applicable, and are in conformity with the requirements of all leases or other agreements to which GPC is a party and, to the knowledge of GPC, are valid and enforceable in accordance with their terms. GPC is not in default with respect to any provision contained in any such policy or binder nor has GPC failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. GPC has not received notice of cancellation or non-renewal of any such policy or binder.

         2.26 Brokerage. Except for The Wallach Company, no broker, finder, agent or similar intermediary has acted on behalf of GPC or any of the Principal Stockholders in connection with this Agreement or the transactions contemplated hereby, and other than the fee owed to The Wallach Company there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with GPC or any of the Principal Stockholders, or any action taken by any of them.

         2.27   Environmental Matters.

                  (a) Except as set forth on the GPC Disclosure Schedule, no material amount of any substance that has been designated by an governmental entity or by applicable federal, state or local law to be radioactive, hazardous or otherwise to pose an unreasonable danger to human health or the environment, including, without limitation, PCBs, friable asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office, maintenance, shipping and janitorial supplies, are present as a result of the actions of GPC, or, to the best knowledge of GPC, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that GPC has at any time owned, operated, occupied or leased. No underground storage tanks are present under any property that GPC at any time owned or occupied. The GPC Disclosure Schedule lists all locations that GPC formerly owned or leased where, to the best knowledge of GPC, Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Material Adverse Effect.

                  (b) GPC has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any applicable law, nor has GPC disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity authorized to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity which would reasonably be expected to have a Material Adverse Effect.

                  (c) GPC currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of GPC's Hazardous Material Activities and other business activities as such activities are currently being conducted.

                  (d) No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to GPC's knowledge, threatened concerning any Environmental Permit, Hazardous Material in, on or under any property owned or leased by GPC or any Hazardous Materials Activity of GPC and there is no fact or circumstance that could involve GPC in any environmental litigation that would reasonably be expected to have a Material Adverse Effect or impose upon GPC any material environmental liability.

                  (e) GPC has previously furnished to Helix copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

         2.28 Year 2000 Compliance. Certain of GPC's internal computer systems are not Year 2000 compliant, i.e., they may not function properly after December 31, 1999, because they cannot distinguish between the 20th and 21st centuries. GPC has been taking actions intended to either correct such systems or replace them with Year 2000 compliant systems and does not believe that the cost of such actions will have a Material Adverse Effect. GPC has also taken steps to request its key customers and suppliers to confirm that their systems are Year 2000 compliant. However, there can be no assurance at this time that either GPC or its key customers and suppliers will achieve timely compliance, or that GPC's costs of achieving compliance will not exceed its current estimates.

         2.29 Disclosure. The representations and warranties and statements of GPC contained in this Agreement do not contain any untrue statement of a material fact, and do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. Without limiting the foregoing sentence, there is no fact or circumstance known to GPC that has not been disclosed to Helix in this Agreement that is reasonably likely to have a Material Adverse Effect.


    SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Except as set forth on the disclosure schedule delivered to Helix on the date hereof (the "Stockholder Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each of the Principal Stockholders, severally, represents and warrants to Helix and Acquisition as to itself only as follows:

         3.1 Authority to Execute and Perform Agreements. Each Principal Stockholder has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement, the Stockholder Voting Agreement (as defined in Section 5.11) and the Stockholder Letter (as defined in Section 5.10) and to perform fully its or his obligations hereunder and thereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of each Principal Stockholder enforceable in accordance with its terms. When executed and delivered pursuant hereto, the Stockholder Voting Agreement and the Stockholder Letter will be the valid and binding obligation of each Principal Stockholder enforceable in accordance with its terms.

         3.2 No Breach. The execution, delivery and performance of this Agreement, the Stockholder Voting Agreement and the Stockholder Letter and the consummation of the transactions contemplated hereby and thereby will not (i) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Principal Stockholder is a party or to which the Principal Stockholder or its assets or properties may be bound or subject; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Principal Stockholder or upon the securities, properties or assets of the Principal Stockholder; (iii) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Principal Stockholder; or (iv) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person.

         3.3 Title to Shares. Each Principal Stockholder owns beneficially and of record, free and clear of any lien, claim or encumbrance, the shares of GPC Stock set forth opposite such stockholder's name on Schedule 1.6(d). There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of GPC to which any Principal Stockholder is a party.

         3.4 Accuracy of GPC Representations and Warranties. To the knowledge of each Principal Stockholder, the representations and warranties of GPC contained herein do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.


                  SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
                              HELIX AND ACQUISITION

         Except as set forth on the disclosure schedule delivered to GPC on the date hereof (the "Helix Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Helix represents and warrants regarding itself and Acquisition, and Acquisition represents and warrants regarding itself, to GPC and the Principal Stockholders as follows:

         4.1 Organization. Each of Helix and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

         4.2 Authority to Execute and Perform Agreement. Each of Helix and Acquisition has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Helix, which is the only required corporate action on the part of Helix, and by all necessary corporate action on the part of Acquisition. This Agreement has been duly executed and delivered by each of Helix and Acquisition and constitutes a valid and binding obligation of each, enforceable in accordance with its terms.

         4.3      Capitalization.

                  (a) Helix is authorized to issue 30,000,000 shares of Helix Common Stock, of which 19,830,206 shares were issued and outstanding as of December 31, 1997, and 2,000,000 shares of preferred stock, $1.00 par value ("Helix Preferred Stock"), issuable in series, none of which are outstanding. As of December 31, 1997, except for an aggregate of 1,313,774 shares of Helix Common Stock reserved for issuance under various stock option and stock purchase plans of Helix, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Helix any shares of the capital stock or any other security of Helix and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. When issued in accordance with the terms of this Agreement, Helix Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

                  (b) All the issued and outstanding shares of capital stock of Acquisition have been or, at the Closing, will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive rights and will be owned by Helix.

         4.4 SEC Reports. Helix has previously delivered to GPC its (i) Annual Report on Form 10-K for the year ended December 31, 1997 (the "Helix 10-K"), as filed with the SEC, (ii) the proxy statements relating to Helix's meetings of stockholders held since December 31, 1996 and to be held on April 29, 1998 and
(iii) all other periodic and current reports filed by Helix with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") since March 31, 1997. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Helix has timely filed with the SEC all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since March 31, 1997.

         4.5 Financial Statements. The consolidated financial statements contained in the Helix 10-K have been prepared from, and are in accordance with, the books and records of Helix and present fairly the consolidated financial condition and results of operations of Helix and its subsidiaries as of and for the periods presented therein, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein.

         4.6 No Material Adverse Change. Since December 31, 1997, except as described in a Helix Form 10-K or any Form 8-K filed prior to the date of this Agreement, or changes in the general business of Helix that are public knowledge, there has not been any material adverse change in the assets, properties, results of operations or financial condition of Helix and its subsidiaries taken as a whole (a "Helix Material Adverse Effect").

         4.7 Actions and Proceedings. Except as set forth in the Helix 10-K, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Helix and Acquisition, threatened against Helix, Acquisition or any other corporation or legal entity of which Helix owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors that individually or in the aggregate would affect materially and adversely the ability of Helix or Acquisition to complete the transactions contemplated hereby or that would have a Helix Material Adverse Effect.

         4.8 No Breach. The execution, delivery and performance of this Agreement by Helix and Acquisition and the Escrow Agreement by Helix and consummation by such parties of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or Bylaws of Helix or the Articles of Incorporation or Bylaws of Acquisition; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Helix or Acquisition is party or to which either of them or any of their assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Helix or Acquisition or by which any of their assets or properties is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body except for (a) the filing of a premerger notification form pursuant to the HSR Act, (b) the filing of the Merger Certificate with the Secretary of State of Washington, (c) filings with various state blue sky authorities and (d) the filing with the Nasdaq National Market of an application for listing of the shares of Helix Common Stock to be issued in the Merger, or
(v) result in the creation of any lien or other encumbrance on the assets or properties of Helix or Acquisition.


                      SECTION 5 - COVENANTS AND AGREEMENTS

         The parties covenant and agree as follows:

         5.1 Conduct of Business. Except with the prior written consent of Helix, which will not be unreasonably withheld, and except as otherwise contemplated herein, during the period from the date hereof to the Effective Time, GPC shall observe the following covenants:

                  (a)      Affirmative Covenants Pending Closing.  GPC will:

                           (i)  Preservation of Personnel.  Use  all  reasonable
efforts to preserve intact its business organization and keep available the services of present employees and consultants, it being understood that termination of employees with poor performance ratings shall not constitute a violation of this covenant;

                           (ii) Insurance. Use all reasonable efforts to keep in
effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                           (iii)    Preservation of the Business; Maintenance of
Properties, Contracts. Use commercially reasonable efforts to preserve its businesses, advertise, promote and market its services, keep its properties intact, preserve its goodwill, and maintain all physical properties in good operating condition;

                           (iv)     Intellectual Property Rights.  Use its best
efforts to preserve and protect the Proprietary Rights; and

                           (v)      Ordinary  Course  of  Business.  Operate its
business diligently and solely in the ordinary course.

                  (b)      Negative Covenants Pending Closing.  GPC will not:

                           (i)      Disposition of Assets.  Sell or transfer, or
mortgage, pledge or create or permit to be created any lien on, any of their assets, other than sales or transfers in the ordinary course of business and liens existing under arrangements disclosed herein or permitted under Section
2.14 or Section 2.16;

                           (ii)   Liabilities.   (A)  Incur  any  obligation  or
liability other than in the ordinary course of GPC's business, (B) incur any indebtedness for borrowed money or (C) enter into any contracts or commitments involving payments by GPC of $50,000 or more, other than purchase orders or commitments for inventory materials and supplies in the ordinary course of business;

                           (iii)  Compensation.  (A) Change the  compensation or
fringe benefits of any officer, director, employee or consultant, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices or (B) enter into or modify any Plan or any employment, severance or other agreement with any officer, director, employee or consultant of GPC;

                           (iv)     Capital Stock.  (A) Grant or  accelerate the
exercisability of, any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, (B) declare or pay any dividend or other distribution with respect to any shares of its capital stock except as permitted by Section 5.3 or (C) issue any shares of its capital stock, except upon the exercise of options outstanding on the date hereof;

                           (v)      Charter and Bylaws.  Amend  the  Articles of
Incorporation or Bylaws of GPC;

                           (vi)     Acquisitions.  Make   any   acquisition   of
property other than in the ordinary course of GPC's business;

                           (vii)    License Agreements.  Enter  into  or  modify
any license, technology development or technology transfer agreement with any other person or entity, other than license agreements entered into in the ordinary course of business on GPC's standard form as previously delivered to Helix;

                           (viii)   Legal Action.  Commence   any  legal  action
outside the ordinary course of business that could expose Helix or the Surviving Corporation directly or indirectly to any material liability as a result of any counterclaim or cross-claim or otherwise;

                           (ix)     Other    Material    Changes.  Take      any
affirmative action or fail to take any reasonable action within its control as a result of which any of the changes or events listed in Section 2.7 is likely to occur.

         5.2 Corporate Examinations and Investigations. Prior to the Effective Time, Helix shall be entitled, through its employees and representatives, to have such access to the assets, properties, business, books, records and operations of GPC as Helix shall reasonably request in connection with Helix's investigation of GPC with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and GPC shall cooperate fully therein. No investigation by Helix shall diminish or obviate any of the representations, warranties, covenants or agreements of GPC or the Principal Stockholders contained in this Agreement. In order that Helix may have full opportunity to make such investigation, GPC shall furnish the representatives of Helix during such period with all such information and copies of such documents concerning the affairs of GPC as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

         5.3 Taxes. GPC shall prepare and timely file, in a manner consistent with prior years, all tax returns required to be filed with respect to all periods ending on or before the Closing, and shall timely pay any Taxes and estimated Taxes, including additions, interest and penalties, required to be paid with respect to any period ending on or before the Closing. Helix acknowledges and agrees that GPC shall be entitled to make a distribution to its stockholders immediately prior to the Closing in an amount equal to the amount of any federal, state, local and foreign taxes payable by such stockholders with respect to any of GPC's tax items, income, or loss taken into account under
Section 1366 of the Code to determine the federal income tax liability of such stockholders for the short S Corporation taxable year ending as of the Closing as estimated by GPC and approved by Helix's accountants. GPC shall deliver to Helix and its accountants not less than ten (10) days before the Closing its good faith estimate of the amount of such distribution and the financial statement information on which it is based.

         5.4 Expenses. Each of GPC and Helix shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

         5.5 Authorization from Others. Prior to the Closing Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement.

         5.6 Consummation of Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

         5.7 Public Announcements and Confidentiality. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of Helix and GPC, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law or the rules of the Nasdaq National Market. GPC and the Principal Stockholders shall also keep confidential and shall not use in any manner any information or documents obtained from Helix or its representatives concerning Helix's assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by GPC or the Principal Stockholders independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. If this Agreement terminates all copies of any documents obtained from Helix, GPC or their representatives will be returned, except that one copy thereof may be retained by counsel to the party returning such documents in order to evidence compliance hereunder. The obligations set forth in the previous two sentences of this Section 5.7 shall survive termination of this Agreement.

         5.8 No Solicitation. GPC and the Principal Stockholders will not (i) solicit, initiate or encourage discussions with any person, other than Helix, relating to the possible acquisition of GPC or all or a material portion of the assets or capital stock of GPC or any merger or other business combination with GPC (an "Acquisition Transaction") or (ii) participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. GPC and the Principal Stockholders agree to inform Helix in reasonable detail within one business day of their receipt of any offer, proposal or inquiry relating to any Acquisition Transaction with an economic value greater than fifty ($50,000,000) million.

         5.9 Filings Under HSR Act. As soon as practicable, each of Helix and GPC shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of GPC and Helix shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne by Helix.

         5.10 Stockholder Letter. GPC shall use its best efforts to deliver to Helix prior to the Closing Date a Stockholder Letter from each individual or entity who will receive Merger Consideration in substantially the form attached hereto as Exhibit B (a "Stockholder Letter"), and each Principal Stockholder agrees to deliver to Helix prior to the Closing Date, a Stockholder Letter.

         5.11 Voting of GPC Stock. GPC shall use its best efforts to deliver to Helix not later than the execution of this Agreement and in all events prior to the Effective Date from each individual or entity listed on Schedule 5.11: (i) a Stockholder Voting Agreement in substantially the form attached hereto as Exhibit C and (ii) an Irrevocable Proxy in substantially the form attached hereto as Exhibit D. Each Principal Stockholder agrees to execute such a Stockholder Voting Agreement and Irrevocable Proxy.

         5.12 Noncompetition Agreements. GPC shall use all reasonable efforts to deliver to Helix prior to the Closing Date a Non-Disclosure, Non-Competition and Developments Agreement in substantially the form attached hereto as Exhibit E-1 from each major Stockholder who is an employee of GPC listed on Schedule 5.12 for a term of three years from the Effective Time and a Non-Disclosure, Non-Competition and Developments Agreement in substantially the form attached hereto as Exhibit E2 from each employee or consultant listed on Schedule 5.12 for a term of two years from the Effective Time. Each Principal Stockholder listed on Schedule 5.12 agrees to execute the relevant non-competition agreement.

         5.13 Patent and Confidential Information Agreements. GPC shall deliver to Helix prior to the Closing Date a Patent and Confidential Information
Agreement substantially in the form attached hereto as Exhibit F from each employee of GPC and from each consultant of GPC identified on Schedule 5.13 attached hereto and shall use its best efforts to deliver to Helix prior to the Closing Date a Patent and Confidential Information Agreement from each other employee or consultant of Helix. In the event that any of the "other" employees or consultants of GPC fails to execute and deliver said Patent and Confidential Information Agreement prior to the Closing Date because such employee is traveling or otherwise unavailable to execute such agreement or for other good reason, then GPC agrees that all such employees and consultants shall execute and deliver such Patent and Confidential Information Agreements within thirty
(30) days following the Closing Date.

         5.14 Incentive Plans Termination and Release. GPC shall deliver to Helix prior to the Closing Date an agreement of termination and release, in form satisfactory to Helix, from each participant in the Incentive Plans, provided, however, that each participant shall have received the independent compensation consultant's calculation referred to in Section 1.6(b)(ii) prior to the Closing Date.

         5.15 Helix SEC Filings. Helix shall furnish GPC with a copy of each document filed by it under the Exchange Act promptly after filing the same. All filings made by Helix after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.16 Publishing of Combined Financial Results. As soon as practicable after the end of the first month following the Effective Time covering at least thirty (30) days of operations, Helix shall use all reasonable commercial efforts to publish financial results covering at least thirty (30) days of combined operations of Helix and GPC.

         5.17 Form S-3 Registration. Helix shall file a Registration Statement on Form S-3 (or any similar registration statement then in effect) covering Helix Common Stock issuable in the Merger and seek to have such Registration Statement declared and remain effective in accordance with the provisions of the Registration Rights Agreement attached hereto as Exhibit G.

         5.18 Disclosure Statements. Prior to the Closing, GPC promptly will supplement or amend the GPC Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered inaccurate thereby. No supplement or amendment to the GPC Disclosure Schedule shall be deemed to supplement or amend the GPC Disclosure Schedule for purposes of (i) determining the accuracy of any of the representations and warranties made by GPC in this Agreement or (ii) determining whether any condition to Helix's obligations to consummate the Merger has been satisfied.

         5.19 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


               SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

         The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

         6.1 Approvals. All required approvals of the stockholders of GPC and all consents and approvals referred to in this Agreement shall have been obtained.

         6.2 HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or terminated.

         6.3 Absence of Order. No restraining order or injunction of any court which prevents consummation of the Merger shall be in effect.

             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                 HELIX AND ACQUISITION TO CONSUMMATE THE MERGER

         The obligation of Helix and Acquisition to consummate the Merger is subject to the satisfaction or waiver by Helix, at or before the Effective Time, of the following conditions:

         7.1 Representations, Warranties and Covenants. The representations and warranties of GPC and the Principal Stockholders contained in this Agreement shall be true and correct at the date of execution of this Agreement and on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any event or circumstance resulting in a Material Adverse Effect relating to GPC since the date hereof. GPC and the Principal Stockholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

         7.2 Opinion of Counsel to GPC. Helix shall have received an opinion of counsel to GPC, dated the Closing Date, in form and substance reasonably acceptable to Helix.

         7.3 Merger Documents. GPC shall have executed and delivered the Merger Certificate referred to in Section 1.2.

         7.4 Dissenting Shares. The Dissenting Shares shall not exceed five percent (5%) of the shares of GPC Common Stock issued and outstanding or deemed issued and outstanding on the Closing Date.

         7.5 Tax Opinion. Helix shall have received an opinion of its counsel, dated the Closing Date, substantially to the effect that, on the basis of the facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by and there will be no corporate income tax liability to Helix or GPC by reason of the Merger.

         7.6 Pooling of Interest Opinions. Helix shall have received a letter from its accountants, Coopers & Lybrand LLP, expressing such accounting firm's concurrence in management's assessment as to the appropriateness of the treatment of the transactions contemplated herein under the pooling of interests accounting methods. In addition, Helix should have received a letter from GPC's accountants, Arthur Andersen LLP, expressing such accounting firm's concurrence in GPC management's assessment that GPC qualifies as an entity that may be a party to a business combination accounted for as a pooling of interests under U.S. generally accepted accounting principles.

         7.7 Title Insurance. Helix shall have received an owner's title insurance policy (on the then-current ALTA form) from a nationally-recognized title insurance company, which has been issued to GPC at normal title insurance premium rates insuring fee simple title in GPC as of the Closing Date, free from all Encumbrances and exceptions other than (i) the Permitted Liens and (ii) the standard preprinted exclusions from coverage set forth in the then-current ALTA form of owner's title insurance.

         7.8 Escrow Agreement. The Escrow Agreement, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by all parties thereto.

         7.9   Stockholder   Letters.   Helix  shall  have  received  from  each
stockholder of GPC a Stockholder Letter in substantially the form attached hereto as Exhibit B.

         7.10 Noncompetition Agreements. Helix shall have received Non-Disclosure, Non-Competition and Developments Agreements in substantially the form attached hereto as Exhibit E-1 from each major Stockholder who is an employee of GPC listed on Schedule 5.12 for a term of three years from the Effective Time and Non-Disclosure, Non-Competition and Development Agreements in substantially the form attached hereto as Exhibit E2 from each employee of GPC listed on Schedule 5.12 for a term of two years from the Effective Time.

         7.11 Patent and Confidential Information Agreements. Helix shall have received Patent and Confidential Information Agreements in substantially the form attached hereto as Exhibit F from each employee and consultant of GPC identified on Schedule 5.13 attached hereto.

         7.12 Incentive Plans Termination and Release. Helix shall have received agreements of termination and release, in form satisfactory to Helix, from each participant in the Incentive Plans, provided, however, that each participant shall have previously received the independent compensation consultant's calculation referred to in Section 1.6(b)(ii).

         7.13 Officer's Certificate. Helix shall have received a certificate dated the Closing Date from the President of GPC stating that (i) the representations and warranties and agreements of GPC contained in this Agreement are true and correct, individually and in the aggregate, as of the Closing Date,
(ii) GPC has performed and complied with its obligations and agreements hereunder, (iii) there has not been any event or circumstance resulting in a Material Adverse Effect relating to GPC since the date of this Agreement and
(iv) the conditions set forth in Section 7.10 and 7.11 have been satisfied.

         7.14 Secretary's Certificate. Helix shall have received a certificate in form reasonably satisfactory to Helix dated the Closing Date from the Secretary of GPC attaching (i) GPC's Articles of Incorporation, (ii) GPC's bylaws, (iii) all corporate action taken in connection herewith, and (iv) certifying the incumbency of GPC's officers who execute documents in connection herewith.

         7.15 Additional Items. GPC and each Principal Stockholder shall have furnished Helix with such other certificates and documents as have been reasonably requested by Helix.


            SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THE GPC AND THE PRINCIPAL STOCKHOLDERS TO CONSUMMATE THE MERGER

         The obligation of GPC and the Principal Stockholders to consummate the Merger is subject to the satisfaction or waiver by them, at or before the Effective Time, of the following conditions:

         8.1 Representations, Warranties and Covenants. The representations and warranties of Helix and Acquisition contained in this Agreement shall be true and correct at the date of execution of this Agreement and on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). Each of Helix and Acquisition shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         8.2 Officer's Certificate. GPC shall have received a certificate dated the Closing Date from the President of Helix stating that (i) the representations and warranties and agreements of Helix contained in this Agreement are true and correct, individually and in the aggregate, as of the Closing Date and (ii) Helix has performed and complied with its obligations and agreement hereunder and (iii) there has not been any event or circumstance resulting in a Material Adverse Effect relating to Helix since the date of this Agreement.

         8.3 Opinion of Counsel to Helix. GPC shall have received an opinion of counsel to Helix and Acquisition, dated the Closing Date, in form and substance reasonably acceptable to GPC.

         8.4 Tax Opinion. GPC shall have received an opinion of its counsel, addressed to GPC and its stockholders and dated the Closing Date, substantially to the effect that, on the basis of facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by GPC or its stockholders by reason of the receipt of the shares of Helix Common Stock in the Merger (it being understood that such opinion will not extend to cash payments in lieu of fractional share interests and may not extend to shares of Helix Common Stock received by holders of vested stock options to purchase shares of GPC Stock; provided, however, that in the event that counsel is unable or unwilling to deliver such opinion, then this condition shall be deemed satisfied if such opinion is delivered by Helix's counsel.

         8.5 Registration Rights Agreement. A registration rights agreement substantially in the form attached hereto as Exhibit G shall have been executed and delivered by Helix.


                  SECTION 9 - TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time as follows:

         (a) by either GPC or Helix, by written notice to the other, if the Effective Time shall not have occurred on or before June 15, 1998, other than due to issues with respect to the filing pursuant to the HSR Act; provided, however, that the right to terminate this Agreement under this subsection shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, with any such breach or failure by a Principal Stockholder being deemed a breach or failure by GPC for this purpose.

         (b) by GPC (provided that none of the Principal Stockholders nor GPC is then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Helix, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of Helix, which breach is either not cured within 20 days following written notice to Helix or by its nature cannot be cured prior to the Closing; provided, however, that GPC shall not have the right to terminate this Agreement pursuant to this subsection because of the breach of any representation or warranty unless such breach, together with all such other breaches, would entitle GPC not to consummate the transactions contemplated hereby under Section 8.1;

         (c) by Helix (provided that Helix is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to GPC, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of GPC or any Principal Stockholder, which breach is either not cured within 20 days following written notice to GPC or by its nature cannot be cured prior to the Closing; provided, however, that Helix shall not have the right to terminate this Agreement pursuant to this subsection because of the breach of any representation or warranty unless such breach, together with all such other breaches, would entitle Helix not to consummate the transactions contemplated hereby under Section 7.1;

         (d) by either Helix or GPC, by written notice to the other, if any governmental entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction or other action shall have become final and nonappealable; or

         (e) at any time with the written consent of Helix and GPC.

         9.2 Effect of Termination. If this Agreement is terminated as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 9.2, Section 5.4 relating to expenses and Section 5.7 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

         9.3 Amendment. This Agreement may not be amended except by an instrument signed by each party hereto; provided, however, that after adoption of this Agreement by the stockholders of GPC, without the further approval of the stockholders of GPC, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided herein or (b) alters or changes any of the terms of this Agreement if such alteration or change would materially adversely affect the stockholders of GPC.

         9.4 Waiver. At any time prior to the Effective Time, any party hereto may, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                          SECTION 10 - INDEMNIFICATION

         10.1 Survival. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 10.4. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Section 10.2, which shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach.

         10.2     Obligation of GPC and the Stockholders to Indemnify.

                  (a) Subsequent to the Effective Time, the holders of GPC Stock outstanding immediately prior to the Effective Time, shall solely, to the extent of their interest in the Escrow Account held pursuant to the Escrow Agreement, jointly and severally, indemnify and hold harmless Helix, Acquisition and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 10 ("Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in or breach of any representation, warranty or covenant of GPC contained herein, (ii) adjustment based on the Closing Balance Sheet per Section 1.6(b) or (iii) in any certificate delivered pursuant hereto.

                  (b) Subsequent to the Effective Time, each Principal Stockholder shall solely to the extent of their proportionate interest in the Escrow Account indemnify and hold harmless Helix, Acquisition and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of such Principal Stockholder contained herein or in any certificate delivered pursuant hereto.

         10.3 Obligation of Helix and Acquisition to Indemnify. Subsequent to the Effective Time, each of Helix and Acquisition severally agrees to indemnify and hold harmless the holders of GPC Stock outstanding immediately prior to the Effective Time (and their respective directors, officers, employees, agents, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty covenant of Helix or Acquisition contained herein or in any certificate delivered pursuant hereto.

         10.4 Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Section 10 shall be subject to the following terms:

                  (a) No  indemnification  shall be payable  pursuant to Section
10.2 or Section 10.3 unless and to the extent that the amount of all claims for indemnification pursuant to the applicable Section exceeds $500,000 in the aggregate, whereupon indemnification pursuant to such sections shall be payable for all such claims in excess of that amount.

                  (b) No  indemnification  shall be payable  pursuant to Section
10.2 or Section 10.3 after the earlier of one year after the Effective Time or the issuance of the first audited financial statements of the combined corporation (the "Expiration Date"), except with respect to claims made prior to the Expiration Date but not then resolved.

                  (c) Except for claims arising out of any inaccuracy in or breach of a representation or warranty of a Principal Stockholder, all indemnification claims under Section 10.2 shall be satisfied in full from the Escrow Account held pursuant to the Escrow Agreement and no person shall have any right to recovery from any person who was a holder of GPC Stock immediately prior to the Effective Time. In the case of inaccuracy or breach of a Principal Stockholder representation or warranty, Helix and Acquisition may recover from the Escrow Account held pursuant to the Escrow Agreement only that portion allocable to the Principal Stockholder responsible for the inaccuracy or breach.

                  (d) The limitations of Sections 10.4(a), (b) and (c) (other than the last sentence of Section 10.4(c)) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no person shall be liable for any such misrepresentation or breach by any other person (except to the extent of its share of the Escrow Account held pursuant to the Escrow Agreement if such misrepresentation or breach is by GPC).

                  (e) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

         10.5 Notice and Defense of Claims. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

                           SECTION 11 - MISCELLANEOUS


         11.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

                  (a)      if to Helix, to:

                           Helix Technology Corporation
                           Mansfield Corporate Center
                           Nine Hampshire Street
                           Mansfield, MA  02048-9171
                           Attention:       Robert J. Lepofsky, Chief Executive
                                            Officer
                           Telephone:       508/337-5252
                           Facsimile:       508/337-5175

                   with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA  02108
                           Attention:       William Williams, II
                           Telephone:       617/573-0360
                           Facsimile:       617/227-4420

                  (b)      if to GPC or the Principal Stockholders, to:

                           Granville - Phillips Company
                           5675 Arapahoe Avenue
                           Boulder, CO  80303-1398
                           Attention:       Stephen L. Parrish, Vice President
                                            Strategic Projects
                           Telephone:       303/443-7660
                           Facsimile:       303/443-3835

                  with a copy to:

                           Ireland, Stapleton, Pryor & Pascoe, P.C.
                           1675 Broadway, 26th Floor
                           Denver, CO 80202
                           Attention:       Hardin Holmes
                           Telephone:       303/628-3688
                           Facsimile:       303/623-2062

Any party may by notice given in accordance with this Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

         11.2 Entire Agreement. This Agreement includes the exhibits and schedules hereto, contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

         11.3 Governing Law. This Agreement is governed by the laws of the State of Delaware.

         11.4 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

         11.5 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         11.7 Disclosure Schedules. The Disclosure Schedules are a part of this Agreement as if fully set forth herein.

         11.8 Arbitration. If a dispute arises from or relates to this Agreement or the breach thereof, whether of law or fact, of any nature whatsoever, and such dispute cannot be settled through direct discussions between the parties, the parties agree to settle the dispute by entering into binding arbitration before the American Arbitration Association in accordance with the commercial arbitration rules of the Association. Notice of demand for arbitration shall be provided in writing to the other party. The arbitration shall be conducted before a single arbitrator, selected jointly by the parties acting in good faith. If the parties cannot agree on an arbitrator within 30 days of the giving of the notice of demand for arbitration, each party shall select an arbitrator, and the two selected arbitrators shall determine the final arbitrator. The arbitrator shall be a person who is, or has served as, a senior officer for at least three years of a company which is a supplier to the semi-conductor industry. The arbitration shall be held in Denver, Colorado, if it is initiated by Helix, or Boston, Massachusetts, if it is initiated by GPC. The parties agree that facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law. The fees and expenses of any arbitration shall be borne by the parties in such proportion as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.

HELIX TECHNOLOGY  CORPORATION

By:/s/ Robert J. Lepofsky
------------------------------------------------
Name: Robert J. Lepofsky
Title:  President  and Chief  Executive  Officer

HELIX  ACQUISITION  CORPORATION

By:/s/ Robert J. Lepofsky
------------------------------------------------
Name: Robert J. Lepofsky
Title:  President

GRANVILLE-PHILLIPS  COMPANY

By:/s/ Dr.  Daniel G. Bills
------------------------------------------------
Name:  Dr. Daniel G. Bills
Title: Chairman



                                       THE PRINCIPAL STOCKHOLDERS:

                                       Gold I Trust



                                       By:/s/ Brian M. Bills
                                            Brian M. Bills

                                       By:/s/ Anita Liane McMillin
                                            Anita Liane McMillin, as Trustees


                                       Gold II Trust



                                       By:/s/ Brian M. Bills
                                            Brian M. Bills

                                       By:/s/ Anita Liane McMillin
                                            Anita Liane McMillin, as Trustees

                                       Platinum I Trust



                                       By:/s/ Diane L. Paukstis, Trustee
                                            Diane L. Paukstis

                                       By:/s/ Anita Liane McMillin, Trustee
                                            Anita Liane McMillin


                                       Platinum II Trust



                                       By:/s/ Diane L. Paukstis, Trustee
                                            Diane L. Paukstis

                                       By:/s/ Anita Liane McMillin, Trustee
                                            Anita Liane McMillin


                                       Silver I Trust



                                       By:/s/ Brian M. Bills, Trustee
                                            Brian M. Bills

                                       By:/s/ Diane L. Paukstis, Trustee
                                            Diane L. Paukstis


                                       Silver II Trust



                                       By:/s/ Brian M. Bills, Trustee
                                            Brian M. Bills

                                       By:/s/ Diane L. Paukstis, Trustee
                                            Diane L. Paukstis



                                       /s/ Daniel G. Bills
                                       Daniel G. Bills



                                       /s/ Brian M. Bills
                                       Brian M. Bills

                                       /s/ Diane L. Paukstis
                                       Diane L. Paukstis



                                       /s/ Anita Liane McMillin
                                       Anita Liane McMillin



                                       /s/ Stephen L. Parrish
                                       Stephen L. Parrish



                                       /s/ William A. Ringer
                                       William A. Ringer



                                       /s/ Robert M. Willis
                                       Robert M. Willis



                                       /s/ Michael D. Borenstein
                                       Michael D. Borenstein

                                 Schedule 1.6(d)

                            Shares Deemed Outstanding

                     GRANVILLE-PHILLIPS COMPANY SHAREHOLDERS

                                                                        Unvested
                                     Voting   Non-Voting               Incentive
                                     Shares    Shares        Total       Shares

Adler, David B.                        400     2,400        2,800         1,400
619 So. Bradford Street
N. Andover, MA 01845
(508) 688-8262

Arnold, Paul Clarke                  2,300    13,800       16,100         4,200
4275 Grinnell Avenue
Boulder, CO 80303
(303) 499-5090

Bills, Brian M.                     13,781    82,686       96,467         2,100
13488 Cascade Street
Broomfield, CO 80020
(303) 438-1098

Bills, Daniel G.                    10,942    14,400       25,342        16,800
460 Lipan Way
Boulder, CO 80303
(303) 484-7086

Bills, June M.                       8,542         0        8,542
460 Lipan Way
Boulder, CO 80303
(303) 494-7086

Black, Steven W.                       825     4,950        5,775
507 South Clarkson Street
Denver, CO 80209
SSN ###-##-####
(303) 295-8519

Borenstein, Michael D.               7,449    44,694       52,143        16,800
7313 Panorama Drive
Boulder, CO 80303
(303) 494-2961

Carolyn R. Bundy                       100       600          700
16 Curtis Court
Broomfield, CO 80020
(303)466-1260

Bundy, Gordon L. & Carolyn R.          310     1,860        2,170
  as Joint Tenants & Not as
  Tenants in Common
16 Curtis Court
Broomfield, CO  80020

Dix, Scott R.                          500     3,000        3,500
1340 N. Astor St., Apt. 2801
Chicago, IL 60610
(773) 244-3973

Donaldson, Edward E. & Virginia V.   2,500    15,000       17,500
  as Joint Tenants with Right of
  Survivorship not as Tenants
  in Common
S.E. 500 Water Street
Pullman, WA  99163
(509) 332-0814

Eifler, Norman R. & Elsie B.           645     3,870        4,515
  as Joint Tenants & Not as
  Tenants in Common
7666 Spring Drive
Boulder, CO 80302
(303) 499-4650

Fiduciary Trust Co. of N.Y.
P.O. Box 3199
Church Street Station
New York, NY 10008

  Dengel & Co.                       1,200     7,200        8,400

Harland, Tamara A.                     240     1,440        1,680
1395 Norwood Avenue
Boulder, CO 80302
(303) 449-6392

Hauser, Daniel F.                    1,150     6,900        8,050
1999 Joslyn Place
Boulder, CO  80302
(303) 443-8352

Howard, Jerry B.                     1,740    10,440       12,180         9,800
6217 Corinth Road
Longmont, CO 80501
(303) 776-6351

Kenigsberg, Kathryn L.               1,175     7,050        8,225
1721 Fairacres Drive
Greeley, CO 80631
(970) 392-0536

McMillin, Anita Liane (Bills)       15,803    94,818      110,621
12448 Foxton Rd.
Foxton, CO 80441
(303) 816-0987

Mellecker, Richard L.                2,120    12,720       14,840
4620 Pacific Coast Highway
Torrance, CA  90505
(310) 316-7734

Menkick, George F.                      12        72           84
11867 W. 85th Place
Arvada, CO 80005
(303) 431-1738

Miller, Donald R.                    1,400     8,400        9,800
Trustee of the Adeline V. Miller
Family Testamentary Trust
25324 38th Avenue South
Kent, WA 98032
(206) 839-9072

Miller, Donald R.                    1,400     8,400        9,800
Trustee of the Donald R. Miller
Revocable Living Trust, Dated:
  October 15, 1992
25324 38th Avenue South
Kent, Washington 98032

O'Donoghue-Cooper, Eileen              640     3,840        4,480         1,400
1425 King Avenue
Boulder, CO  80302
(303) 443-7237

Parrish, Stephen L.                  3,071    18,426       21,497         4,200
735 16th Street
Boulder, CO 80302
(303) 939-8664

Paukstis, Diane L. (Bills)          13,864    83,184       97,048
2225 Big Woods Dr.
Batavia, IL 60510
(630) 761-1448

Pingree, J. Frederick, Jr.             100       600          700
2570 E. 1300 S.
Salt Lake City, UT 84108
(801) 582-0291

Purvis, Sheila D.                      180     1,080        1,260
6365 Laodicea Road
Longmont, CO 80503
(303) 651-7496 (H)
(303) 440-2800 (W)

Ringer, William A.                  10,306    61,836       72,142        16,800
516 Mapleton
Boulder, CO 80304
(303) 444-1420

Skiles, Kristie K.                   1,368     8,208        9,576         5,600
5247 Quail Hollow Court
Boulder, CO  80301
(303) 530-7307

Stewart, William D. III &
  Charlotte C.                         176     1,056        1,232
  as Joint Tenants & Not as
  Tenants in Common
2994 75th Street
Boulder, CO 80301
(303) 665-1378

Warren, Keith A. & Betty B.            200     1,200        1,400
  as Joint Tenants with Right
  of Survivorship and Not as
  Tenants in Common
5357 Hickory Avenue
Boulder, CO 80303
(303) 494-6231

Willis, Robert M.                    6,250    37,500       43,750        16,800
2544 Sherborne Drive
Belmont, CA 94002
(408) 727-7162

Gold I Trust                             0    17,084       17,084
  Brian M. Bills and
  Anita Liane McMillin, Trustees
  Granville-Phillips Company
  5675 Arapahoe Avenue
  Boulder, CO 80303

Gold II Trust                            0    17,084       17,084
  Brian M. Bills and
  Anita Liane McMillin, Trustees
  Granville-Phillips Company
  5675 Arapahoe Avenue
  Boulder, CO 80303

Platinum I Trust                         0    17,084       17,084
  Diane L. Paukstis and
  Anita Liane McMillin, Trustees
  Granville-Phillips Company
  5675 Arapahoe Avenue
  Boulder, CO 80303

Platinum II Trust                        0    17,084       17,084
  Diane L. Paukstis and
  Anita Liane McMillin, Trustees
  Granville-Phillips Company
  5675 Arapahoe Avenue
  Boulder, CO 80303

Silver I Trust
  Brian M. Bills and                     0    17,084       17,084
  Diane L. Paukstis, Trustees
  Granville-Phillips Company
  5675 Arapahoe Avenue
  Boulder, CO 80303

Silver II Trust
  Brian M. Bills and                     0    17,084       17,084
  Diane L. Paukstis, Trustees
  Granville-Phillips Company
  5675 Arapahoe Avenue
  Boulder, CO 80303
                                    ------   -------      -------        ------
                                   110,689   664,134      774,823        95,900

                                  Schedule 5.11

               Stockholder Voting Agreement and Irrevocable Proxy


Gold I Trust
Gold II Trust
Platinum I Trust
Platinum II Trust
Silver I Trust
Silver II Trust
Daniel G. Bills
Brian M. Bills
Diane L. Paukstis
Anita Liane McMillin
Stephen L. Parrish
William A. Ringer
Robert M. Willis
Michael D. Borenstein

                                  Schedule 5.12

                           Non-Competition Agreements


A.       Key Employees Executing Two-Year Non-Competition Agreements

                  Eileen O'Donoghue-Cooper
                  Kristie K. Skiles
                  Richard L. Mellecker

B.       Major Stockholders Executing Three-Year Non-Competition Agreements

                  Michael D. Borenstein
                  Robert M. Willis
                  William A. Ringer
                  Daniel G. Bills
                  Brian M. Bills
                  Stephen L. Parrish
                  Jerry B. Howard
                  Paul C. Arnold

                                  Schedule 5.13

                 Patent and Confidential Information Agreements



Paul C. Arnold
Brian M. Bills
Daniel G. Bills
Stephen C. Blouch
Michael Borenstein
Steven C. Borichevsky
Albert R. Filippelli
Jerry B. Howard
James G. Lindgren
Stephen L. Parrish
William A. Ringer
Richard M. Roth
Ronald P. Rudiak